                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report dated February 14, 1997 included herein and to all references to our Firm included in this Registration Statement of Huntsman ICI Chemicals LLC.

                                          Arthur Andersen LLP
Houston, Texas
August 12, 1999